Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189061 on Form S-3 of our reports dated February 27, 2014, relating to the financial statements of ETFS Platinum Trust, and the effectiveness of ETFS Platinum Trust’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ETFS Platinum Trust for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 27, 2014